UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2020

FS KKR Capital Corp. II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2020, FS KKR Capital Corp. II (the “Company”) and U.S. Bank National Association (the “Trustee”) entered into an Indenture (the “Base Indenture”) and a Supplemental Indenture to the Base Indenture (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The First Supplemental Indenture relates to the Company’s issuance of $475,000,000 aggregate principal amount of its 4.250% notes due 2025 (the “Notes”).

The Notes will mature on February 14, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 4.250% per year payable semi-annually on February 14th and August 14th of each year, commencing on August 14, 2020. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The transaction closed on February 14, 2020. The net proceeds to the Company were approximately $469.95 million, after deducting the initial purchaser discounts and commissions of approximately $4.8 million payable by the Company and estimated offering expenses of approximately $300,000 payable by the Company. The Company intends to use the net proceeds to repay outstanding indebtedness under its senior secured revolving credit facility.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On February 14, 2020, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the February 14, 2020 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of February 14, 2020, by and between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of February 14, 2020, relating to the 4.250% Notes due 2025, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 4.250% Notes due 2025. (Incorporated by reference to Exhibit 4.2 hereto.)

99.1	Press release, dated February 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp. II

Date: February 14, 2020	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel